UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 6, 2013, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 10, 2012 (the “Merger Agreement”) among Somaxon Pharmaceuticals, Inc., a Delaware corporation (“Somaxon”), Pernix Therapeutics Holdings, Inc., a Maryland corporation (“Pernix”) and Pernix Acquisition Corp. I, a Delaware corporation and a wholly owned subsidiary of Pernix (“Merger Sub”), Merger Sub merged with and into Somaxon, with Somaxon continuing as the surviving corporation and as a wholly owned subsidiary of Pernix (the “Merger”).  Prior to the completion of the transaction, the Merger Agreement and the transactions contemplated thereby were approved by Somaxon’s stockholders at a special meeting held on March 6, 2013.

As a result of the Merger, each outstanding share of Somaxon common stock (other than shares held by Pernix, Merger Sub, any wholly owned subsidiary of Pernix or Merger Sub or in Somaxon’s treasury, which were cancelled without any conversion thereof or payment thereto), was converted into the right to receive 0.477730059 shares of our common stock (“Pernix Common Stock”), with cash to be paid in lieu of fractional shares. As a result of the Merger, we will deliver an aggregate of approximately 3,665,689 shares of Pernix Common Stock to the Somaxon stockholders, based on 7,673,139, the number of Somaxon shares outstanding as of March 6, 2013(including the total number of Somaxon shares issuable upon the exercise or conversion of all outstanding in-the-money options (calculated on a net settlement basis), warrants (calculated on a net settlement basis) and restricted stock units). The shares of Pernix Common Stock issued in connection with the Merger are registered under the Securities Act of 1933, as amended, on Pernix’s Registration Statement on Form S-4 (File No. 333-185897) (the “Joint Proxy Statement/Prospectus”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2012.

The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates.  The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed upon by the parties, which are not necessarily reflected in the Merger Agreement, in connection with negotiating the terms of that contract.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01.   Regulation FD Disclosure.

On March 6, 2013 Pernix issued a press release announcing the completion of the Merger and related events.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements of Somaxon called for by Item 9.01(a) were included in the Joint Proxy Statement/Prospectus and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) was included in the Joint Proxy Statement/Prospectus and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of December 10, 2012, among Pernix Therapeutics Holdings, Inc., Pernix Acquisition Corp. I, and Somaxon Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on December 12, 2012).

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Auditor for Somaxon Pharmaceuticals, Inc.

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated March 6, 2013.

99.2	Audited financial statements of Somaxon Pharmaceuticals, Inc. for the years ended December 31, 2011 and 2010 (incorporated by reference to the Joint Proxy Statement/Prospectus).

99.3	Unaudited financial statements of Somaxon Pharmaceuticals, Inc. for the nine months ended September 30, 2012 and 2011 (incorporated by reference to the Joint Proxy Statement/Prospectus).

99.4	Unaudited pro forma financial information (incorporated by reference to the Joint Proxy Statement/Prospectus).

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: March 6, 2013	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer & President